SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 2002


                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                    0-4186                   13-1948169
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)              File No.)             Identification No.)


              1285 Avenue of the Americas, New York, New York 10019
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 554-4219

Item 2.   Acquisition or Disposition of Assets

         As reported in the Registrants's Form 8-K filed on October 3, 2001, the Registrant entered into a Purchase Agreement with Technology Acquisition Ltd. ("TAL") dated as of September 18, 2001 (the "Purchase Agreement"), pursuant to which the Registrant agreed to transfer to TAL, subject to the terms and conditions set forth in the Purchase Agreement, an approximate 27% limited partnership interest in Sagemark Capital L.P. (the "Partnership") owned by the Registrant in exchange for 266,667 shares (later amended to 266,662 shares to reflect TAL's actual ownership) of the Registrant's common stock owned by TAL (the "TAL Shares").

         On March 12, 2002 the transactions provided for in the Agreement were consummated. The TAL Shares acquired by the Registrant pursuant to the terms of the Purchase Agreement are being held by the Registrant as treasury shares. The Registrant continues to own an approximate 34.5% limited partnership interest in the Partnership.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE SAGEMARK COMPANIES LTD.


                                           By: /s/ Theodore B. Shapiro
                                              ----------------------------------
                                              Theodore B. Shapiro, President and
                                              Chief Executive Officer

Date: March 21, 2002

                                       2